Exhibit T3A.46

To all whom these presents shall come, Greetings:

I, Rufus L. Edmisten, Secretary of State of the State of North Carolina, do hereby certify the following and hereto attached to be a true copy of

CERTIFICATE OF DOMESTIC LIMITED PARTNERSHIP

OF

HENDERSON SQUARE LIMITED PARTNERSHIP

the original of which was filed in this office on the 11th day of January, 1994.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal at the City of Raleigh, this 11th day of January, 1994.

Secretary of State

A Return Acknowledgement to:BK 6014 PG 0098 Name: Jill Price, Shumacker & Thompson, P. C. Mailing Address: Suite 103, 6148 Lee Highway City/State/Zip Chattanooga, TN 37421	OFFICE USE ONLY

CERTIFICATE OF DOMESTIC LIMITED PARTNERSHIOP

Read instructions on reverse before beginning. Attach additional pages as needed.	No. of page attached
B Name of limited partnership (must contain word “limited partnership”):
HENDERSON SQUARE LIMITED PARTNERSHIP
C If formed prior to October 1, 1986, complete this section:
County of filing:	County file number:	Date of filing:
D Name of registered agent:
CT CORPORATION SYSTEM
E Address of registered office
Street/Number:	City:		Zip:	County:
225 Hillsborough Street	Raleigh	NC	27603	Wake
F Address of office where records are kept it not kept at registered office
Street/Number:	City:		Zip:	County:
225 Hillsborough Street	Raleigh	NC	27603	Wake
G Latest date upon which limited partnership is to dissolve:
December 31, 2044
H Complete for each general partner
Name	1 CBL/GP, Inc., Wyoming corporation	2
Street/ Number	Suite 300, 6148 Lee Highway
City	Chattanooga
State/ Zip	Tennessee 37421
County	Hamilton
Name	3	4
Street/ Number
City
State/ Zip
County
1. The following signatures of EACH general partner constitute an affirmation under the penalties of perjury that the facts herein are true
Type or print for EACH general partner
1.If the general partner is an individual complete this section		Date
a Name	Signature
b Name	Signature
c Name	Signature
2. If the general partner is a corporation or other entity, complete this section
a Name of corporation of other entity	Name of office signing
CBL/GP, Inc.	CHARLES B. LEBOVITZ
Tittle of officer signing	Signature	Date
PRESIDENT		1/10/94
b Name of corporation or other entity	Name of officer signing
Title of officer signing	Signature	Date
c Name of corporation of other entity	Name of officer signing
Title of officer signing	Signature	Date
Filing Fee: $50.00	State of North Carolina —Department of Secretary of State 300 North Salisbury Street Raleigh, NC 27603-5909